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                                                                      EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES



                                                        State of Jurisdiction
Name                                                    of Incorporation
----                                                    ---------------------
Block Medical de Mexico, S.A. de C.V.                   Mexico

I-Flow International, Inc.                              U.S. Virgin Islands

Infusystem, Inc.*                                       California



* Not included in the Company's Consolidated Financial Statements.




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